Exhibit 99.1
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-4400
news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. COMPLETES NEW GROWTH-FOCUSED DEBT STRUCTURE AND
REAFFIRMS 2010 SALES GROWTH GUIDANCE
WINSTON-SALEM, N.C. (Dec. 10, 2009) — Hanesbrands Inc. (NYSE: HBI), which is reaffirming its 2010 outlook for approximately $200 million in additional sales from net shelf-space gains, a 5 percent increase, today completed a growth-focused debt refinancing that enables the company to simultaneously reduce leverage and consider acquisition opportunities.
The refinancing, which was positively received by the capital markets, gives the company much more flexibility in its use of excess cash flow, allows continued debt reduction, and provides a stable long-term capital structure with extended debt maturities at rates slightly lower than previous effective rates.
The combined benefits of the expected sales increase from net shelf-space gains, reduced interest expense through deleveraging, continued operating margin improvement from supply chain globalization, and growth potential through acquisitions are contributing to positive momentum for company earnings growth.
“We are focused on creating value in 2010 and beyond by taking market share and leveraging the growth platform we have built,” said Hanesbrands Chairman and Chief Executive Officer Richard A. Noll. “We have worked diligently over the past three years to create a new Hanesbrands, an apparel essentials powerhouse with strong cash flow, flexible capital structure, re-energized brands and a low-cost global supply chain. The combination of our brand power and supply-chain competitiveness gives us the potential to expand market share around the world through organic growth, retailer partnerships, enhanced shelf space, improved channel penetration, distribution expansion, and acquisitions.”
Hanesbrands Growth Model
The company’s earnings growth potential is tied to its sales outlook, capital structure, cost-reduction efforts and ability to take advantage of other growth opportunities, including low-risk acquisitions.

Hanesbrands Inc. Completes New Growth-Focused Debt Structure and
Reaffirms 2010 Sales Growth Guidance— Page 2
Hanesbrands has secured significant additional net shelf space and new distribution for its products across all core product segments, all brands and all channels of trade in 2010. The net space gains are expected to add approximately $200 million, or approximately 5 percent, in sales next year, independent of consumer spending levels.
Continued benefits from the company’s globalized supply chain may result in the company achieving its goal to improve operating profit margin by 50 to 100 basis points in 2010, despite expected minor increases in commodity costs.
In its refinancing completed today, Hanesbrands used the proceeds of the $500 million notes offering and borrowings from its new $1.15 billion credit facilities to refinance its borrowings under its former credit facility, to repay all of its borrowings under its second-lien credit facility and to pay fees and expenses related to the notes offering and refinancing.
Credit rating agency Standard & Poor’s confirmed Hanesbrands’ corporate credit rating at BB-, removed the company from CreditWatch, raised the company’s rating on its unsecured debt to B+ from B, and gave the new notes the same B+ rating. Moody’s confirmed Hanesbrands’ corporate rating at Ba3, upgraded the company’s outlook to stable, and assigned a B1 rating to the new senior unsecured notes.
“Our new debt structure is simpler and gives us greater flexibility to execute multiple strategies for earnings growth,” Hanesbrands Executive Vice President and Chief Financial Officer E. Lee Wyatt said. “We have the potential to sustain substantial growth momentum.”
The new debt structure has a less restrictive leverage ratio covenant of 4.5 times debt to EBITDA, stepping down to 4.0 times by the end of 2010 and then 3.75 times in mid-2011. The company’s target is to reduce leverage to 2 to 3 times debt to EBITDA, possibly as early as 2011.
The company’s goal is to reduce debt by $300 million in 2009, which would reduce interest expense by approximately $20 million to $25 million next year. Another $300 million of debt reduction in 2010, a priority for the company, would deliver a similar interest expense reduction in 2011.
The new debt structure provides the company with significant additional flexibility to make acquisitions. The company has the potential to use its excess cash flow to leverage its low-cost production capability through small bolt-on acquisitions in the $200 million to $300 million range. The company’s former financial covenants restricted the company to acquisitions of $100 million annually. The company’s disciplined criteria for considering potential acquisitions would require acquisitions to be in core apparel essentials categories, involve minimal integration risk, generate cost synergies, provide revenue opportunities and deliver superior returns to shareholders.
Also under the new debt structure, the company has expanded capability to return cash to shareholders either through share repurchases or dividends.

Hanesbrands Inc. Completes New Growth-Focused Debt Structure and
Reaffirms 2010 Sales Growth Guidance— Page 3
About Hanesbrands
Hanesbrands Inc. is a leading marketer of everyday apparel essentials under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there and Wonderbra. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Hanesbrands has approximately 45,000 employees in more than 25 countries. More information about the company may be found on the Hanesbrands Internet Web site at www.hanesbrands.com.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding our long-term goals and trends associated with our business, our recently completed debt refinancing, and the net retail space gains that have been secured for 2010 and the expected impact of the space gains. These forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: our ability to execute our consolidation and globalization strategy, including migrating our production and manufacturing operations to lower-cost locations around the world; our ability to successfully manage social, political, economic, legal and other conditions affecting our foreign operations and supply chain sources; current economic conditions; consumer spending levels; the risk of inflation or deflation; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; gains and losses in the shelf space that our customers devote to our products; our debt and debt service requirements that restrict our operating and financial flexibility, and impose interest and financing costs; the financial ratios that our debt instruments require us to maintain; failure to protect against dramatic changes in the volatile market price of cotton; the impact of increases in prices of other materials used in our products and increases in other costs; our ability to effectively manage our inventory and reduce inventory reserves; retailer consolidation and other changes in the apparel essentials industry; the highly competitive and evolving nature of the industry in which we compete; our ability to keep pace with changing consumer preferences; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including the 2008 Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
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